Exhibit 99.2
"Your Business Communications Partner”

For Immediate Release	Contact: Bob Lougee (703) 721-3080
Wednesday, April 5, 2006
USA Mobility Reports Receipt of Nasdaq Staff Determination Letter
Alexandria, VA (April 5, 2006) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging services, today announced that it has received a notice from the Nasdaq National Market stating that Nasdaq has not received the company’s 2005 Form 10-K as required by Marketplace Rule 4310(c)(14) and that the company’s securities will be delisted from The Nasdaq Stock Market at the opening of business on April 12, 2006, unless the company requests a hearing in accordance with the Marketplace Rule 4800 Series. USA Mobility intends to request a hearing before the Nasdaq listing qualifications panel with respect to this notice, which will have the effect of suspending the delisting notice until resolution of the hearing. There can be no assurance that the panel will grant the company’s request for continued listing.
The company intends to file its 2005 Form 10-K as soon as it completes its 2005 financial results, and its outside auditor, PricewaterhouseCoopers, LLP, has completed the audit of USA Mobility’s 2005 financial statements. As the company has previously announced, it also is restating financial results for 2003 and 2004, and the interim periods for 2004 and 2005. Those restated results will be filed prior to filing its 2005 Form 10-K.
USA Mobility announced preliminary un-audited 2005 operating results in a news release on April 3, 2006 and held an earnings call for investors on April 4, 2006 to review those results. The news release is available on the company’s website at www.usamobility.com, and a transcript of the earnings call will be posted on the website as soon as it is available.

About USA Mobility
USA Mobility, Inc., headquartered in Alexandria, Virginia, is a leading provider of paging products and other wireless services to the business, government, healthcare and emergency response sectors. USA Mobility offers traditional one-way and advanced two-way paging via its nationwide networks covering more than 90% of the U.S. population. In addition, the company offers mobile voice and data services through Sprint Nextel and Cingular Wireless, including BlackBerry and GPS location applications. The company’s product offerings include wireless connectivity systems for medical, business, government and other campus environments. USA Mobility focuses on the business-to-business marketplace and supplies mobile connectivity solutions to over two-thirds of the Fortune 1000 companies. For further information visit www.usamobility.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act: This news release contains forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties and reflect the company’s judgment as of the date of this release. These statements include those related to the company’s hearing before the Nasdaq listing qualifications panel, the panel’s resolution of the company’s request to continue its Nasdaq listing and matters relating to the completion of the company’s restatement, audit of its consolidated financial statements and the filing of its 2005 Form 10-K. Actual events or results may differ materially from the company’s expectations. There can be no assurance that the panel will grant the company’s request for continued listing or that the company will complete the filing of its 2005 Form 10-K within sufficient time to remain listed on Nasdaq. In addition, our financial results and stock price may suffer as a result of the delisting notice, an unfavorable determination by the Nasdaq hearing panel, or other actions taken by governmental or other regulatory bodies in connection with this process. Additional information concerning these and other risk factors affecting the company’s business can be found in the company’s public periodic filings with the Securities and Exchange Commission and via the company’s website at www.usamobility.com. The company disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.
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